Exhibit 10.2
LONG-TERM PERFORMANCE AWARD AGREEMENT
(Under the Connecticut Water Service, Inc.
2004 Performance Stock Program)
     THIS AGREEMENT, made and entered into as of the 11th day of January, 2006 (the “Grant Date”) by and between CONNECTICUT WATER SERVICE, INC., a Connecticut corporation, (the “Company”), and                                                              (“Participant”).
W I T N E S S E T H :
     WHEREAS, the Company has determined that the Participant is an Eligible Person under the Company’s 2004 Performance Stock Program (the “Plan”); and
     WHEREAS, the Committee wishes to grant to the Participant a Performance Share or Cash Unit Award, as hereinafter described (the “LTP Award”);
     NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:
     1. Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.
     2. Long-Term Incentive Award.
          (a) Subject to the terms and conditions of the Plan and this Agreement, the Company hereby awards to the Participant an LTP Award which shall entitle the Participant to payment of a bonus based upon the achievement of Performance Goals established by the Committee, a bonus computation formula and other factors set forth in Exhibit A to this Agreement which is incorporated herein by reference. The LTP Award shall be subject to forfeiture as described in Section 5 of this Agreement.
          (b) In order for the Participant to be eligible to receive the bonus which the Participant may otherwise earn pursuant to the LTP Award, the Participant must execute and deliver a copy of this Agreement and a copy of Exhibit A to the Company within ten (10) business days of the date on which the Participant has received this Agreement. In the event that this Agreement is executed by the Company and the Participant prior to the completion of Exhibit A, the Company and the Participant shall complete Exhibit A within a reasonable time. The Participant shall not be entitled to any bonus under this Agreement except in accordance with the achievement of the Performance Goals and other factors with respect to such bonus set forth on Exhibit A to this Agreement. For purposes of this Agreement, “Performance Goals” may include absolute or relative growth in earnings per share, rate of return on stockholders’ equity, earnings per share, total stockholder return relative to peers, water quality, customer satisfaction, customer growth or other measurement of the Company’s performance.

          (c) At the completion of the applicable Award Period (or as promptly as practicable thereafter), the Committee shall determine the extent to which such Performance Goals have been achieved, and shall calculate the amount of Performance Share or Cash Units earned with respect to Participant’s LTP Award hereunder. The amount of the LTP Award hereunder shall become earned or forfeited, as the case may be, as of the date of such determination.
          (d) Notwithstanding the acceptance of Exhibit A by the Company and the Participant, as evidenced by their execution and attachment hereto of a copy thereof, the Performance Goals applicable to the LTP Award may be adjusted as the Committee deems necessary or appropriate in the manner permitted by and subject to the Plan.
3. Payment; Vesting.
          (a) Unless the Participant executes the Deferral Election Form attached as Exhibit B hereto, the LTP shall be paid in Performance Cash Units. By executing the Deferral Election Form attached as Exhibit B, the Participant consents to payment of the LTP Award in Performance Share Units, which shall be credited to the Participant’s Performance Share Account in accordance with the terms of the Plan. Payment from the Participant’s Performance Share Account shall thereafter be made in accordance with the terms of the Plan.
          (b) Twenty-five percent (25%) of the earned portion of the LTP Award shall be, in the case of an LTP Award of Performance Cash Units, paid to the Participant on or after the March 1st following the end of the Award Period (but in no event later than the December 1st following the end of the Award Period), or in the case of an LTP Award of Performance Share Units, credited to the Participant’s Performance Share Account on or after the March 1st following the end of the Award Period (but in no event later than the December 1st following the end of the Award Period). The remaining portion of the LTP Award shall be paid to the Participant in cash or credited to the Participant’s Performance Share Account, as the case may be, as follows: twenty-five percent (25%) of the Award on each of the second, third and fourth anniversaries of the Grant Date, provided the Participant is still employed by the Company or a Subsidiary on each such anniversary date. Payment from the Participant’s Performance Share Account shall thereafter be made in accordance with the terms of the Plan.
          (c) Notwithstanding Section 3(a) hereof, the LTP Award shall vest in full upon the Participant’s death or Disability while employed by the Company or a Subsidiary. The LTP Award shall also vest in full upon the Participant’s retirement from the Company, provided the Committee approves such retirement.
     4. Forfeiture. If the Participant terminates employment with the Company or a Subsidiary at any time prior to the date(s) upon which some or all of the LTP Award vests in full as set forth in Section 3(a) hereof, other than because of the Participant’s death, Disability or retirement approved by the Committee, the Participant shall forfeit that portion of the LTP Award that then remains unvested under this Agreement. If all or any portion of the LTP Award made hereunder should be forfeited, the Participant hereby authorizes the Company to take all actions necessary to deduct the forfeited Performance Share or Cash Units from the LTP Award and acknowledges that the Participant shall have no claim for such Performance Share or Cash Units or for compensation in any form whatsoever, as a result of such forfeiture.
     5. Change in Control. Notwithstanding the vesting provisions of Section 3(a) hereof, if a “Change in Control” (as defined in the Plan) occurs after the date of this Agreement, then the restrictions and other conditions applicable to the LTP Award under this Agreement shall immediately lapse and be of no further force and effect.
     6. No Employment or Other Contractual Rights. No provision of this Agreement shall: (a) confer or be deemed to confer upon the Participant any right to continue in the employ of the Company or any Subsidiary or shall in any way affect the right of the Company or any Subsidiary to dismiss or otherwise terminate the Participant’s employment at any time for any reason with or without case, (b) be construed to impose upon the Company or any Subsidiary any liability for any forfeiture of the LTP Award which may result under this Agreement if the Participant’s employment is so terminated, or (c) affect the Company’s right to terminate or modify any contractual relationship with the Participant if the Participant is not an employee of the Company or a Subsidiary.
     7. Changes in Capitalization. This Agreement and the issuance of the LTP Award hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.
     8. No Liability for Business Acts or Omissions. The Participant recognizes and agrees that the Board or the officers, agents or employees of the Company in their conduct of the business and affairs of the Company, may cause the Company to act, or to omit to act, in a manner that may, directly or indirectly, affect the amount of or the ability of the Participant to earn the LTP Award under this Agreement. No provision of this Agreement shall be interpreted or construed to impose any liability upon the Company, the Board or any officer, agent or employee of the Company for any effect on the Participant’s entitlement under the LTP Award that may result, directly or indirectly, from any such action or omission.
     9. Governing Law; Interpretation. The terms of this Agreement shall be governed by Connecticut law, without regard to its choice of law provisions. This Agreement shall at all times be interpreted, administered and applied in a manner consistent with the provisions of the Plan. If any of the terms or provisions of this Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan.
     10. Amendment; Modification; Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Committee and shall be agreed to in writing by the Participant.

     11. Miscellaneous. This Agreement (a) contains the entire Agreement of the parties relating to the subject matter of this Agreement and supersedes any prior agreements or understandings with respect thereto; and (b) shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant, his heirs, devisees and legal representatives. In the event of the Participant’s death or a judicial determination of his incompetence, reference in this Agreement to the Participant shall be deemed to refer to his legal representative, heirs or devisees, as the case may be.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Participant	CONNECTICUT WATER SERVICE, INC.

By:

Name:
Title:

Exhibit A
DESCRIPTION OF THE
PERFORMANCE GOALS APPLICABLE TO THE LTP AWARD
Dated:                                         , 2006

Participant	CONNECTICUT WATER SERVICE, INC.

By:

Name:
Title:

Exhibit B
     I,                                                             , hereby elect to have my LTP Award, as that term is defined in the Long-Term Performance Award Agreement between myself and Connecticut Water Service, Inc. dated January 11, 2006 (the “Agreement”), credited to my Performance Share Account, as described in the Connecticut Water Service, Inc. 2004 Performance Stock Program (the “Plan”). I understand that my Performance Share Account shall be paid in accordance with the terms if the Plan. I further acknowledge that I have received a copy of the Plan.
Dated:                      ______, 2006

Witness:	Participant: